Exhibit 10.1

DEFERRAL AND CONSENT AGREEMENT
This DEFERRAL AND CONSENT AGREEMENT (this “Agreement”), effective as of April 1, 2019, is being entered into on July 23, 2019, by and among IMH Financial Corporation, a Delaware corporation (the “Company”), JPMorgan Chase Funding Inc., a Delaware corporation (“JPM”), JCP Realty Partners, LLC, a Delaware limited liability company (“JCP”), and Juniper NVM, LLC, a Delaware limited liability company (“Juniper”; each of JPM, JCP and Juniper, together with their successors and assigns and any other party that executes a joinder hereto or otherwise becomes bound hereby, is referred to herein as a “Stockholder” and they are collectively referred to herein as the “Stockholders”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Certificate of Designation (as defined below).
RECITALS
WHEREAS, JCP and Juniper are collectively the holders of 2,604,852 shares of Series B-1 Cumulative Preferred Stock of the Company (the “Series B-1 Preferred Stock”), which shares constitute all of the issued and outstanding shares of Series B-1 Preferred Stock, and JPM is the holder of 5,595,148 shares of Series B-2 Cumulative Preferred Stock of the Company (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Preferred Stock”), which shares constitute all of the issued and outstanding shares of Series B-2 Preferred Stock;
WHEREAS, the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), including the Certificate of Designation of the Preferred Stock (the “Certificate of Designation”), sets forth, among other things, the rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the Preferred Stock; and
WHEREAS, in exchange for a payment by the Company to each Stockholder, each Stockholder has agreed to defer by one year the date upon which it may exercise a certain right it has to require the Company to redeem such Stockholder’s Preferred Stock, on the terms and subject to the conditions provided herein.
NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Deferral of Redemption Right; Consent Payment.
a.    Deferral of Redemption Rights. Notwithstanding anything to the contrary set forth in the Certificate of Designation or otherwise, each Stockholder hereby covenants and agrees that it shall not to exercise its right to require the Company to redeem such Stockholder’s shares of Preferred Stock pursuant to Section 8(b) of the Certificate of Designation any time prior to July 25, 2020. For the avoidance of doubt, after July 24, 2020, each Stockholder shall be entitled to exercise such Stockholder’s right to require the Company to redeem such Stockholder’s shares of Preferred Stock on the terms and subject to the conditions set forth in Section 8 of the Certificate of Designation.

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b.    Consent Payment. In consideration for the covenant set forth in Section 1(a) above, the Company agrees to pay JPM, JPC and Juniper the amounts (the “Consent Payment”) set forth opposite their respective names below, such amount to be payable on the earlier of (x) the occurrence of a Liquidation Event or Deemed Liquidation Event or (y) July 25, 2020 (the “Consent Payment Date”) by wire transfer of cash in immediately available funds to an account designated in writing by JPM, JPC and Juniper to the Company at least three Business Days in advance of the Consent Payment Date:
JPM        $1,800,015.00
JCP        $ 420,957.57
Juniper        $ 417,049.43
c.    Acknowledgment. The Company and each of the Stockholders acknowledges and agrees that, except as otherwise expressly provided herein, the rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the Preferred Stock remain in effect and are as set forth in the Certificate of Designation.
2.Restrictions on Transfer. Each Stockholder agrees not to, directly or indirectly (whether by merger, consolidation, division or otherwise), sell, transfer, tender, assign, pledge, encumber, contribute to the capital of any entity, hypothecate, give or otherwise dispose of, grant a proxy or power of attorney with respect to, deposit into any voting trust or enter into a voting arrangement or agreement, or create or permit to exist any encumbrance of any nature whatsoever with respect to (in each case, a “Transfer”), any shares of Preferred Stock held of record or owned beneficially by it, or to make any offer or agreement relating thereto, at any time prior to the termination of this Agreement in accordance with its terms (the “Termination Date”), except to a Person that has executed a joinder to this Agreement pursuant to which such Person has agreed to the covenant set forth in Section 1(a) above and to be bound by the terms hereof as a Stockholder; provided, for the avoidance of doubt, the Company shall not be required to make any payment pursuant to Section 1(b) above to any Person other than those Persons expressly identified therein.
3.Representations and Warranties of Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to the Company as to itself only as follows:
a.    Ownership of Securities. Such Stockholder is the beneficial owner of that number and type of shares of capital stock of the Company set forth below such Stockholder’s signature on the signature page hereto.
b.    Power, Authorization and Validity. Such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Stockholder.

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c.    No Consents, etc. No consent, approval, order, authorization, release or waiver of, or registration, declaration or filing with, any Governmental Authority or other Person is necessary or required to be made or obtained by such Stockholder to enable such Stockholder to lawfully execute and deliver, enter into, and perform its obligations under this Agreement.
d.    No Conflict, etc. The execution and delivery by such Stockholder of this Agreement do not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under, or require the consent, release, waiver or approval of, or notice to, any third party under, any Contract to which such Stockholder is a party or by which Stockholder or its assets is bound or affected, other than, solely to the extent provided herein, the Certificate of Incorporation. As used herein, the term “Contract” shall mean any legally binding contract, agreement, arrangement, commitment, undertaking, instrument, permit, mortgage, license, sublicense, letter of intent, memorandum of understanding, quotation, statement of work, contract order or purchase order (in each case, whether oral or in writing).
4.Representations and Warranties of the Company. The Company hereby represents and warrants to each Stockholder as follows, which representations and warranties are accurate in all respects on the date hereof:
a.    Power, Authorization and Validity. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to enter into this Agreement, and to perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to the effect, if any, of (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (y) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.
b.    No Consents, etc. No consent, approval, order, authorization, release or waiver of, or registration, declaration or filing with, any Governmental Authority or other Person is necessary or required to be made or obtained by the Company to enable the Company to lawfully execute and deliver, enter into, and perform its obligations under this Agreement.
c.    No Conflict, etc. The execution and delivery by the Company of this Agreement do not conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitutes a default under, or require the consent, release, waiver or approval of, or notice to, any third party under, any Applicable Law or any Contract to which the Company is a party or by which the Company or its assets is bound or affected, other than, solely to the extent provided herein, the Certificate of Incorporation. As used herein, the term “Applicable Law” shall mean any foreign, federal, state, local, municipal or other laws, ordinances, regulations, rules and other provisions having the force or effect of law, and all judicial and

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administrative orders, writs, injunctions, awards, judgments, decrees and determinations, applicable to a Person or to such Person’s assets, properties or business.
d.    No Other Representations and Warranties. Except for the representations and warranties of each Stockholder contained in Section 3 of this Agreement, the Company acknowledges and agrees that, in entering into this Agreement, neither any Stockholder nor any other Person on behalf of any such Stockholder has made, and the Company has not relied upon any representation or warranty, whether express or implied, with respect to any Stockholder, and the Company hereby expressly disclaims any reliance on any of the foregoing.

5.	Miscellaneous
a.    Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given by the Company to any Stockholder under this Agreement shall be in writing and shall be sent by facsimile (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 5. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by facsimile if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:
If to any Stockholder, at the address for such Stockholder on the records of the Company.
If to the Company:
IMH Financial Corporation
7001 N. Scottsdale Rd, Suite 2050
Scottsdale, Arizona 85253
Attention: Legal Department
Fax: (480) 840-8401
with a copy to:
Ulmer & Berne LLP
1660 West 2nd Street, Suite 1100
Cleveland, OH 44113
Attn: Howard Groedel, Esq.
Fax: (216) 583-7119
The Company or any Stockholder may change the address to which any such Notice is to be delivered by furnishing ten (10) days written notice of such change to the other party in

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accordance with the provisions of this Section 5. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for the Company or any Stockholder may be given by its respective counsel.
b.    Interpretation. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereto,” “hereunder” and derivative or similar words refer to this entire Agreement; (iv) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection; (v) references to any Person include the successors and permitted assigns of such Person; and (vi) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively.
c.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery (including PDF format or any electronic signature complying with the U.S. federal ESIGN Act of 2000) of this Agreement with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Agreement.
d.    Entire Agreement; Parties in Interest; Assignment. This Agreement and the documents, instruments and other agreements specifically referred to herein, including the Certificate of Incorporation: (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the parties hereto and their respective successors and permitted assigns (including any Person to whom any shares of Preferred Stock are validly Transferred in accordance with this Agreement and any other applicable restrictions on transfer and ownership).
f.    Governing Law. The internal laws of the State of Delaware, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely to the extent such court lacks subject matter jurisdiction, the Superior Court of the State of Delaware or the U.S. federal district court for the district of Delaware solely in respect of the interpretation and enforcement of this Agreement and of the documents referred to herein and the other transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof,

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that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the aforementioned courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5(a) or in such other manner as may be permitted by Applicable Law shall be valid and sufficient service thereof.
h.    Rules of Construction. The parties hereto agree that they have been (or have had the opportunity to be) represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.
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IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement to be executed as of the date first above written.

IMH FINANCIAL CORPORATION By: /s/ Lawrence D. Bain Name: Lawrence D. Bain Title: Chairman and CEO
JPMORGAN CHASE FUNDING INC. By: /s/ Chad Parson Name: Chad Parson Title: Managing Director 5,595,148 shares of Series B-2 Preferred Stock
JCP REALTY PARTNERS, LLC By: /s/ Jay Wolf Name: Jay Wolf Title: Managing Partner 1,308,500 shares of Series B-1 Preferred Stock
JUNIPER NVM, LLC By: Juniper Capital Partners, LLC By: /s/ Jay Wolf Name: Jay Wolf Title: Manager 1,296,352 shares of Series B-1 Preferred Stock

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